Exhibit (h)(i)(c)

AMENDMENT NO. 7

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated February 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, The Guardian Insurance & Annuity Company, Inc., a Delaware life insurance company and Guardian Investor Services LLC, a New York corporation, is hereby amended as follows:

Effective March 31, 2008, A I M Distributors, Inc. name changed to Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with “Invesco Aim Distributors, Inc.”

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	THE GUARDIAN SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE THE GUARDIAN SEPARATE ACCOUNTS

Series I shares

AIM V.I. Capital Appreciation Fund AIM V.I. Core Equity Fund AIM V.I. Utilities Fund	The Guardian The Guardian Separate Account K	• Park Avenue Life • Park Avenue Life – Millennium Series

	The Guardian Separate Account M	• Park Avenue VUL

	The Guardian Separate Account N	• Park Avenue VUL – Millennium Series • Park Avenue SVUL – Millennium Series • Flexible Solutions VUL • Flexible Solutions VUL – Gold Series

Series I shares

AIM V.I. Capital Appreciation Fund AIM V.I. Core Equity Fund AIM V.I. Government Securities Fund AIM V.I. Utilities Fund	The Guardian Separate Account E	• The Guardian Investor Retirement Asset Manager Variable Annuity Contract

AIM V.I. Capital Appreciation Fund AIM V.I. Core Equity Fund AIM V.I. Utilities Fund	The Guardian Separate Account D	• Guardian Investor – Individual Variable Annuity Contract

AIM V.I. Capital Appreciation Fund AIM V.I. Core Equity Fund AIM V.I. Utilities Fund	The Guardian Separate Account A	• Value Guard II – Individual Variable Annuity Contract

AIM V.I. Capital Appreciation Fund AIM V.I. Core Equity Fund AIM V.I. Government Securities Fund	The Guardian Separate Account F	• Guardian C + C Variable Annuity Contract

Series II shares

AIM V.I. Basic Value Fund AIM V.I. Capital Appreciation Fund AIM V.I. Core Equity Fund AIM V.I. Government Securities Fund AIM V.I. Mid Cap Core Equity Fund AIM V.I. Utilities Fund	The Guardian Separate Account F	• The Guardian CXC Variable Annuity Contract

	The Guardian Separate Account Q	• The Guardian Investor Income Access – Individual Variable Annuity Contract

	The Guardian Separate Account R The Guardian Separate Account N	• The Guardian Investor Asset Builder – Individual Variable Annuity Contract • Executive Benefits VUL

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2008

AIM VARIABLE INSURANCE FUNDS

Attest:		By:
Name:	Peter Davidson	Name:
Title:	Assistant Secretary	Title:

INVESCO AIM DISTRIBUTORS, INC.

Attest:		By:
Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

Attest:		By:
Name:		Name:
Title:		Title:

GUARDIAN INVESTOR SERVICES LLC

Attest:		By:
Name:		Name:
Title:		Title:

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